EXHIBIT 10.1

CALL OPTION AGREEMENT

This Call Option Agreement (this “Agreement”), is made and entered as of March 4, 2014 (the “Effective Date”), by and among Empire Petroleum Corporation, a Delaware corporation (the “Company”), Albert E. Whitehead, an individual (“AEW”), and Sierra Nevada Oil LLC, a Nevada domestic limited-liability company (“Sierra Nevada”). The Company, AEW and Sierra Nevada are sometimes collectively referred to herein as the “Parties” and singly as a “Party.”

WHEREAS, Sierra Nevada desires to have the right to purchase 4,000,000 shares (the “Shares”) of the Company’s common stock, and the Company desires to grant such right to Sierra Nevada, pursuant to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing, and the mutual and dependent covenants hereinafter set forth, the Parties agree as follows:

1.                  Grant of Call Option.

(a)                Option Purchase Price. On the Effective Date, Sierra Nevada has paid the Company $50,000 (the “Option Purchase Price”) for the Call Right (as defined in Section 1(b)). For the avoidance of doubt, the Option Purchase Price is non-refundable, even in the event Sierra Nevada determines not exercise the Call Right. The Company agrees to use the Option Purchase Price for general working capital and other legitimate third-party, non-affiliate debts and/or Company operating expenses, and, prior to the Call End Date (as defined in Section 1(b)), shall not use the Option Purchase Price to pay any indebtedness owed to any stockholder, officer, or director of the Company.

(b)               Right to Purchase. Subject to the terms and conditions of this Agreement, at any time from the Effective Date through ninety days thereafter (the “Call End Date”), Sierra Nevada shall have the right (the “Call Right”), but not the obligation, to purchase all, but not less than all, of the Shares at a purchase price of (i) $0.25 per Share or an aggregate of $1,000,000, less (ii) the Option Purchase Price (as reduced, the “Call Purchase Price”), which Call Right may be exercised by Sierra Nevada and/or up to three of its designees, provided, however, any such purchasers must be accredited investors as further described in the Securities Purchase Agreement (as defined in Section 1(d)) (each, a “Purchaser” and, collectively, the “Purchasers”).

(c)                Procedures.

(i)                 If a Purchaser desires to purchase the Shares, Sierra Nevada shall deliver to the Company a written notice (the “Call Exercise Notice”) exercising the Call Right on or before the Call End Date. In the event the Call Right is not exercised on or before the Call End Date, the Call Right shall automatically, without further action, expire and become null and void.

(ii)               The closing of any sale of Shares pursuant to this Section 1 shall take place at the Company’s office at a time mutually agreeable to the Parties but in no event later than five business days following receipt by the Company of the Call Exercise Notice.

(d)               Consummation of Sale. The consummation of the sale of the Shares, if any, shall be accomplished using the securities purchase agreement substantially in the form attached hereto as Exhibit A (the “Securities Purchase Agreement”) and the Purchaser(s), payment of the Call Purchase Price by certified or official bank check or by wire transfer of immediately available funds.

2.                  Post Closing Covenants.

(a) The Parties acknowledge and agree that (i) the Company currently owes AEW, its President, CEO and largest stockholder, $91,580 in outstanding indebtedness, plus accrued interest of approximately $935 and (ii) the Company shall use proceeds from the Call Purchase Price to pay such indebtedness and accrued interest in full.

(b) Provided the sale of the Shares is consummated as described in Section 1(d), AEW hereby agrees to take commercially reasonable efforts to cause (i) Sierra Nevada’s designees to be appointed to fill all seats on the Company’s Board of Directors and (ii) all other members of the Company’s Board of Directors to resign.

3.                  Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the addresses indicated below (or at such other address for a party as shall be specified in a notice given in accordance with this Section 3).

If to Sierra Nevada:	Sierra Nevada Oil LLC P. O. Box 16187 South Lake Tahoe, CA 96151 Facsimile: [•] E-mail: pafagen@yahoo.com Attention: Patrick A. Fagen, Manager
If to the Company or AEW:	Empire Petroleum Corporation 6506 S. Lewis Ave., Suite 112 Tulsa, OK 74136-1020 Facsimile: (918) 488-1530 E-mail: empirepetroleum@aol.com Attention: Albert E. Whitehead

4.                  Entire Agreement. This Agreement constitutes the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter.

5.                  Successor and Assigns. Except as provided for in Section 1(b), neither this Agreement nor any of the rights of the parties hereunder may otherwise be transferred or assigned by any Party hereto by operation of law or otherwise. Any attempted transfer or assignment in violation of this Section 4 shall be void.

6.                  No Third-Party Beneficiaries. This Agreement is for the sole benefit of the Parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Agreement.

7.                  Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

8.                  Amendment and Modification; Waiver. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each Party. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the Party so waiving. Except as otherwise set forth in this Agreement, no failure to exercise, or delay in exercising, any rights, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

9.                  Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

10.              Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of Laws of any jurisdiction other than those of the State of Delaware.

11.              Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall together be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

12.              No Strict Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the Parties, and no presumption or burden of proof will arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Call Option Agreement on the date first written above.

EMPIRE PETROLEUM CORPORATION

By:	/s/ Albert E. Whitehead
Albert E. Whitehead
President and CEO

Sierra Nevada Oil LLC

By:	/s/ Patrick A. Fagen
Patrick A. Fagen
Manager

Solely for purposes of his obligations set forth in Section 2(b).

/s/ Albert E. Whitehead
Albert E. Whitehead

[Signature Page to Call Option Agreement]